Exhibit 10.20

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

MASTER SERVICES AGREEMENT

This Master Services Agreement (the “Agreement”) is entered into as of April 9, 2014 (the “Effective Date”) by and between Intersect ENT, Inc., having a place of business at 1555 Adams Drive, Menlo Park, CA 94025 (“Company”) and Polymer Solutions Corporation having its principal place of business at 2903-C Commerce Street Blacksburg, Virginia (“Contractor”). Company and Contractor may be referred to herein individually as a “Party” and collectively as the “Parties.

1. DEFINITIONS. As used in this Agreement:

1.1 “Applicable Laws” means all relevant federal, state and local laws, statutes, rules, and regulations that are applicable to a Party’s activities hereunder.

1.2 “Company Contact” means the Company contact person for a particular Statement of Work as identified in the Statement of Work.

1.3 “Confidentiality Agreement” means that certain [Confidential Disclosure Agreement] by and between the Parties dated April 2, 2014.

1.4 “Deliverables” means the items to be provided or actually provided by Contractor to Company under this Agreement, including items specifically designated or characterized as deliverables in a Statement of Work.

1.5 “FDA” means the United States Food and Drug Administration or any successor entity thereto.

1.6 “Intellectual Property” or “IP” means ideas, concepts, discoveries, inventions, developments, know-how, trade secrets, techniques, methodologies, modifications, innovations, improvements, writings, documentation, electronic code, data and rights (whether or not protectable under state, federal or foreign patent, trademark, copyright or similar laws) or the like, whether or not written or otherwise fixed in any form or medium, regardless of the media on which contained and whether or not patentable or copyrightable.

1.7 “Materials” means those materials supplied by Company for use in connection with the Services.

1.8 “Services” means the services specifically set forth in the Analytical Test Request form also referred to as Statement of work. Both used interchangeably within the scope or this agreement.

1.

1.9 “Specifications” means any procedures, process parameters, analytical tests and other attributes and written specifications for the Services and Deliverables included in a Statement of Work.

2. SERVICES

2.1 Statements of Work. Company shall submit to Contractor written analytical test requests substantially in the form of Exhibit A that specify the Services to be performed and any Deliverables to be provided by the Contractor under such work orders, as well as the terms and conditions (including Specifications (if applicable), delivery and performance schedules, and fees) under which Contractors will perform such Services. Upon acceptance of a work order by Contractor (in writing or by performance as set forth below), such work order shall become a “Statement of Work.” If Contractor begins to perform services under a work order, Contractor shall be deemed to have accepted such work order in the form submitted by Company. Contractor is not authorized to perform any services on behalf of Company, other than pursuant to a Statement of Work established as set forth above. Company hereby consents to Contractor’s use of certain Intellectual Property of Company or its licensors, as specified in a Statement of Work, solely as necessary to perform the Services under that Statement of Work. Such consent shall automatically terminate upon the completion of the applicable Statement of Work and is limited by the terms of this Agreement. In the event of any conflict between this Agreement and a Statement of Work, this Agreement shall control unless the Statement of Work expressly refers to the Parties’ intent to alter the terms of this Agreement with respect to that Statement of Work. For clarity, Company shall have the right at all times to retain third parties other than Contractor to provide services similar or identical to the Services provided under this Agreement.

2.2 Performance of Services. Contractor shall perform the Services in accordance with the terms of this Agreement, the applicable Statement of Work, and all Applicable Laws. Contractor shall provide, at its own expense, a place of work (unless the Statement of Work requires the Contractor to perform the Services on Company’s premises), and all equipment, tools, and other materials necessary to complete the Statement of Work.

2.3 Change Proposals. Upon the receipt of a proposal from Company to change the terms of a Statement of Work (a “Change Proposal’’), Contractor shall promptly provide: (a) any information requested in such proposal; and (b) its written acceptance or rejection of the proposal. Contractor may not reject any Change Proposal that does not materially shorten the delivery or performance schedule or materially alter the Services or Deliverables, and may not unreasonably reject any other Change Proposal. If Contractor begins to adhere to a Change Proposal or does not reject the Change Proposal in writing within two (2) days after its receipt thereof: Contractor shall be deemed to have accepted such Change Proposal. The submission or reasonable rejection of a Change Proposal shall not constitute a breach of this Agreement. A Change Proposal may, but need not, include an increase in fees payable under the Statement of Work.

2.4 Project Manager. Contractor shall appoint one of its employees as the “Project Manager” for each Statement of Work. The Project Manager shall be responsible for all aspects of the Services under such Statement of Work through completion of such Services. Such

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2.

Project Manager shall regularly report progress on such Statement of Work to the Company Contact for such Statement of Work, and coordinate with such Company Contact for the performance of the Services. Unless otherwise agreed, all communications between Company and Contractor regarding the conduct of the Services pursuant to a Statement of Work shall be addressed between such Project Manager and Company Contact. The Project Manager shall use their best efforts to respond to any communication from Company within two (2) business days of receipt of such communication.

2.5 Timelines. Contractor shall use all reasonable efforts to comply with any timelines, milestones, schedules or target dates for completing the Services or any portion thereof as set forth in such Statement of Work. If at any time Contractor anticipates a delay in meeting such timelines for a given Statement of Work, Contractor shall promptly notify Company in writing of such anticipated delay and the estimated duration of such delay.

2.6 Records. Contractor shall create and maintain written records of the data and other information generated or recorded in the performance of the Services (the “Project Records”) and other information related to the performance of the Services in a timely, accurate, complete, and legible manner. Contractor shall maintain the Project Records in compliance with the terms and conditions of this Agreement, all applicable Statements of Work, and Applicable Laws. Contractor shall maintain the Project Records in a professional manner so as to permit Company to review the Project Records in full without disclosing to Company any third party confidential or proprietary information in any review that Company may perform hereunder. Contractor shall not destroy any Project Records without Company’s written consent. Contractor shall make the Project Records available for Company’s inspection and copying during regular business hours and upon reasonable advance notice. During the course of conducting the Services, Contractor shall, at Company’s request and expense, provide Company with copies of the Project Records. Promptly upon expiration or termination of a Statement of Work, Contractor shall transfer to Company all Project Records related to such Statement of Work or, at Company’s request, shall maintain the Project Records for a period not to exceed seven (7) year. Notwithstanding any of the foregoing, Contractor shall be permitted to retain all Project Records to the extent necessary to comply with its obligations under Applicable Laws.

2.7 Additional Agreements. Contractor shall ensure that each of its employees who will have access to any Confidential Information or perform any Services has entered into a binding written agreement that protects Company’s rights and interests to at least the same degree as Sections 2.10, 2.11, 5, 6 and 7 of this Agreement.

2.8 Employees. Subject to Section 2.8. Contractor shall conduct the Services solely through its employees and not through any consultants, temporary workers, agents or the like. In addition, Company reserves the right to refuse or limit Contractor’s use of any employee or to require Contractor to remove any employee already engaged in the performance of the Services. Company’s exercise of such right shall in no way be construed as relieving Contractor from its obligations under this Agreement.

2.9 Materials. To the extent specified in a particular Statement of Work, Company shall provide Contractor with sufficient amounts of the Materials for the Contractor to perform

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.

the Services. Title to the Materials shall remain with Company. Contractor shall use the Materials solely to perform the Services under such Statement of Work and for no other purpose, and in compliance with Company’s instructions and Applicable Laws. Contractor shall not sell, transfer, disclose or otherwise provide access to the Materials to any person or entity without the prior written consent of Company, and Contractor shall not reverse engineer or otherwise attempt to determine the structure, composition or individual components of the Materials. Upon completion of the applicable Services or earlier upon Company’s request, Contractor shall, according to Company’s instructions, return the Materials to Company or destroy the Materials and certify such destruction in writing.

2.10 Reports. Upon completion of all Services under a Statement of Work, or at such other times as set forth in the applicable Statement of Work, Contractor shall provide Company with a written report summarizing all Project Records and Services completed to date for such Statement of Work, in both electronic and hard copy. All such reports shall be deemed Confidential Information of Company.

3. INDEPENDENT CONTRACTOR RELATIONSHIP. Contractor’s relation to Company under this Agreement is that of an independent contractor. Nothing in this Agreement is intended or should be construed to create a partnership, joint venture, or employer-employee relationship between Company and any of Contractor’s employees or agents. Contractor is not the agent of Company and is not authorized, and must not represent to any third party that it is authorized, to make any commitment or otherwise act on behalf of Company. Without limiting the generality of the foregoing:

3.1 Benefits and Contributions. Neither Contractor nor any of its employees or agents is entitled to or eligible for any benefits that Company may make available to its employees, such as group insurance, profit-sharing, or retirement benefits. Because Contractor is an independent contractor, Company will not withhold or make payments for social security, make unemployment insurance or disability insurance contributions, or obtain workers’ compensation insurance on behalf of Contractor or any of its employees or agents.

3.2 Taxes. Contractor is solely responsible for filing all tax returns and submitting all payments as required by any federal, state, local, or foreign tax authority arising from the payment of fees to Contractor under this Agreement, and agrees to do so in a timely manner. If applicable, Company will report the fees paid to Contractor under this Agreement by filing Form 1099-MISC with the Internal Revenue Service as required by law.

4. COMPENSATION

4.1 Fees. Subject to the terms and conditions of this Agreement, Company shall pay Contractor the fees specified in each Statement of Work (“Fees”) as Contractor’s sole and complete compensation for all Services, Deliverables, and Intellectual Property rights provided by Contractor under this Agreement. No other fees shall be owed by Company under this Agreement. Contractor shall provide Company with written, itemized invoices in accordance with the payment schedule set forth in the applicable Statement of Work, with each such invoice specifying the Services performed for which payment is being requested. In no event shall the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

4.

total amount invoiced under a particular Statement of Work exceed the budget set forth in such Statement of Work, unless as amended by an executed Change Proposal. Contractor shall not submit for payment any invoice for services not previously authorized by Company pursuant to an executed Statement of Work or Change Proposal. In no event shall Company be liable for fees and/or expenses incurred by Contractor in connection with any services or other work performed by Contractor without Company’s previous written authorization.

4.2 Payments. Unless otherwise expressly provided in the applicable Statement of Work payment to Contractor of undisputed Fees and Expenses shall be due thirty (30) days following Company’s receipt of the invoice for such fees submitted by Contractor pursuant to Section 4.1 above. Payments shall be addressed to:

Polymer Solutions Incorporated

P.O. Box 726 Christiansburg, VA 24068

Attention: Rylee@polymersoluitions.com

Contractor Tax Identification Number: 54-1400931

4.3 Acceptance of Services. Company shall have the right to accept or reject the Service and/or Deliverable, or any portion thereof, in writing within five (5) business days from receipt thereof. Such acceptance or rejection shall be consistent with the criteria set forth in the Statement of Work, if any. If Company does not reject in writing within five (5) business days, the Service and/or Deliverable shall be considered accepted by Company. Company shall clearly state in writing the reasons for any rejection. Within five (5) business days of any notice of rejection, Contractor shall present a corrective plan of action to Company. Upon approval by Company of the corrective plan, Contractor, at no additional expense to Company, shall then make the corrections and, where applicable, Contractor shall resubmit the corrected Service or Deliverable to Company.

4.4 Disputed Amounts. For disputed invoices or the disputed portion of an invoice, Company shall use reasonable efforts to provide to Contractor, in writing, within ten (10) business days, a description of the disputed amounts. Company and Contractor shall negotiate in a timely, good faith manner to resolve billing queries.

5. AUDITS

5.1 Audit. Contractor shall maintain accurate and complete records and accounts relating to Services provided hereunder, and, in accordance with generally-accepted accounting principals, complete and accurate records of expenses incurred sufficient to document the Fees and Expenses invoiced to Company for at least three (3) years following the date of the invoice (“Records and Accounts”). Upon request by Company provided with reasonable prior notice, Contractor shall allow Company or Company’s authorized representatives to visit Contractor’s facilities during normal business hours to observe and verity Contractor’s compliance with this Agreement, review the Records and Accounts, inspect those facilities of Contractor which are being utilized in the Services, and/or to make copies of relevant records. Records and Accounts shall be maintained for a period of seven (7) years after the creation of the applicable Record or Account. In order to assure the quality of Contractor’s performance of the Services hereunder,

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

5.

Company will be entitled to perform such audits no more than two (2) times in any twelve (12) month period; provided, however, Company may also visit Contractor’s offices with reasonable frequency during normal business hours to discuss the progress of the Services. In the event said audits exceed two (2) times in any twelve (12) month period, Company shall reimburse Contractor for costs and expenses actually incurred by Contractor in connection with the additional audits, provided, however, that if Company discovers that Contractor has been overcharging Company as a result of such audit, Contractor will refund the amount of any overcharging that is not disputed in good faith by Contractor. In addition, if the amount of any such undisputed overcharge exceeds [*] of the amounts actually due during the period being audited, Contractor shall reimburse Company for the costs of any said additional audit. All Records and Accounts shall be deemed Confidential Information under the Confidentiality Agreement.

5.2 Monitoring. Contractor shall cooperate with any requests by Company to monitor the Services in order to verify that the Services are being performed in accordance with this Agreement and in a timely and satisfactory manner. Contractor shall use its best efforts to facilitate any such monitoring, including providing access to Contractor’s employees, agents, equipment, and facilities.

5.3 Regulatory Inspections. Contractor shall promptly notify Company of any regulatory inspections relating to the Services by a duly authorized representative (“Inspector”) of any government agency or other regulatory entity, including, without limitation, the FDA, of which it becomes aware. Contractor shall provide Company with the following data as soon as practicable: (a) the purpose of the inspection, (b) the name and credential number of the inspector, and (c) a copy of the form(s) issued by the Inspector, if any. Unless otherwise required by law, Contractor shall not permit any inspections relating to the Services or Company’s Confidential Information until further instructions are received from Company. Unless otherwise required by law, Contractor shall not provide any copies of the Statement of Work or other Confidential Information of Company to the Inspector and shall forward any requests for such materials by an Inspector to Company. Company shall have the primary responsibility for preparing any responses relating to the Materials that may be required by the government agency or regulatory entity, and Contractor shall have the primary responsibility for preparing any responses relating to the method of performing the Services and Contractor’s operations and procedures; provided, however, that Contractor shall provide any proposed correspondence with government agencies related to the Services to Company for review and approval before submission. Contractor shall take all reasonable actions requested by Company to cure deficiencies as noted during any such inspection.

6. INTELLECTUAL PROPERTY

6.1 Company Intellectual Property. Subject to the rights granted in Section 2.1, Company shall retain all right, title and interest in and to all Intellectual Property and know-how owned or known by Company prior to the Effective Date or made or acquired by Company during the Term.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

6.

6.2 Contractor Intellectual Property. Subject to the licenses set forth in Section 6.4, Contractor shall retain all right, title and interest in and to all Intellectual Property owned by Contractor prior to the Effective Date or made by Contractor during the Term independently of this Agreement. All such Intellectual Property, and all Intellectual Property otherwise controlled by Contractor as of the Effective Date, or independently of this Agreement during the Term, shall be the “Contractor Background IP.” As used in this Section 6.2, “control” means, with respect to any Intellectual Property, that Contractor owns or has a license to such Intellectual Property and has the ability to grant to Company access, a license, or a sublicense (as applicable) to such Intellectual Property on the terms and conditions set forth herein without violating the terms of any agreement or other arrangement with any third party existing at the time Contractor would be first required hereunder to grant to Company such access, license, or sublicense.

6.3 Project Intellectual Property.

6.3.1 Ownership. Company shall own all right, title and interest in and to the Deliverables and all intellectual property rights and know-how therein, as well as all Intellectual Property or know-how made or developed solely or jointly by Contractor in the course of performing the Services or otherwise under this Agreement (collectively, the “Project IP”).

6.3.2 Disclosure and Assignment. Contractor shall notify Company in writing of any and all Project IP promptly after its conception, development or reduction to practice. Contractor hereby assigns and transfers to Company all of its right, title and interest in and to the Project IP and agrees to take, and to cause its employees, agents, and consultants to take, all further acts reasonably required to evidence such assignment and transfer to Company, at Company’s reasonable expense. Contractor hereby appoints Company as its attorney-in-fact to sign such documents as Company deems necessary for Company to obtain ownership and to apply for, secure, and maintain patent or other proprietary protection of such Project IP if Company is unable, after reasonable inquiry, to obtain Contractor’s (or its employee’s or agent’s) signature on such a document. Company shall have the sole right and discretion, al its expense, to prepare, file, prosecute and maintain any patent applications and patents claiming the Project IP.

6.4 License Grants to Company.

6.4.1 Contractor hereby grants to Company a non-exclusive, perpetual, irrevocable, worldwide, royalty-free, sublicenseable (through multiple tiers) license under all Contractor Background IP pertaining to or embodied within the Deliverables: (a) to fully exploit any product or service based on, embodying, incorporating, or derived from the Deliverables; and (b) to exercise any and all other present or future rights in the Deliverables for any and all purposes.

6.4.2 Contractor acknowledges that Contractor may incorporate into the Deliverables, or disclose to Company in the process of transferring the Deliverables to Company, certain know-how of Contractor within the Contractor Background IP (the “Contractor Know-How”). To the extent that such Contractor Know-How is retained in the unaided memory of any personnel of Company, Contractor agrees that Company may use such retained information in its development, manufacture, or commercialization of any pharmaceutical products of Company; provided, however, that [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

7.

6.5 Technology Transfer. Contractor agrees to provide reasonable technical assistance and make its technical personnel reasonably available to Company, as necessary for Company to implement any processes developed by Contractor during its conduct of the Services or conduct development and commercialization of any Deliverable provided by Contractor. Company shall compensate Contractor for its reasonable out-of-pocket and personnel costs for providing such technical assistance.

7. CONFIDENTIALITY

7.1 Confidential Information. All information that is disclosed or provided by Company to Contractor pursuant to this Agreement or pursuant to the Confidentiality Agreement shall be “Confidential Information” of Company. Confidential Information may be disclosed by Company in oral, written or other tangible form or otherwise learned by Contractor under this Agreement, and may including but not limited to Company’s research, development, preclinical and clinical programs, data and results; pharmaceutical or biologic candidates and products; inventions, works of authorship, trade secrets, processes, conceptions, formulas, patents, patent applications, and licenses; business, product, marketing, sales, scientific and technical strategies, programs and results, including costs and prices; suppliers, manufacturers, customers, market data, personnel, and consultants; and other confidential or proprietary matters related to the Services. In addition, all Project IP, Project Records and reports delivered under Section 2.10 shall be deemed Confidential Information. Except to the extent expressly authorized by this Agreement or by Company in writing, during the Term and for seven (7) years thereafter, Contractor shall maintain in strict trust and confidence and shall not disclose to any third party or use for any purpose other than as provided for in this Agreement any Confidential Information. Contractor may use the Confidential Information only to the extent required to perform the Services and for no other purpose. Contractor shall not use the Confidential Information for any purpose or in any manner that would constitute a violation of Applicable Laws.

7.2 Exceptions. The obligations of confidentiality and nonuse set forth in Section 7.1 shall not apply to any specific portion of information that Contractor can demonstrate by competent written proof: (a) is in the public domain or comes into the public domain through no fault of Contractor; (b) is furnished to Contractor by a third party rightfully in possession of such information not subject to a duty of confidentiality with respect thereto, as shown by Contractor’s written records contemporaneous with such third party disclosure; (c) is already known by Contractor at the time of receiving such Confidential Information and as evidenced by the Contractor’s prior written records; or (d) is independently developed by Contractor without access to the Confidential Information, as demonstrated by Contractor’s independent written records contemporaneous with such development.

7.3 Authorized Disclosure. Notwithstanding the foregoing in this Section 7, Contractor may disclose certain Confidential Information to the extent such disclosure is required by law or regulation, or pursuant to a valid order of a court or other governmental body having jurisdiction, provided that the Contractor provides Company with reasonable prior

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

8.

written notice of such disclosure and reasonable assistance in obtaining a protective order or confidential treatment preventing or limiting the disclosure and/or requiring that the Confidential Information so disclosed be used only for the purposes for which the law or regulation required, or for which the order was issued.

7.4 Publication; Use of Names. Under no circumstances may either Party use the name of the other Party or any of its personnel in any publication or any form of advertising without such other Party’s prior written consent. For the avoidance of doubt, Contractor shall not disclose, present, disseminate or produce any publication that contains information regarding the Services, Deliverables or any Confidential Information of Company without Company’s prior written consent.

7.5 Third Party Confidential Information. Contractor shall not disclose to Company any confidential or proprietary information that belongs to any third party unless Contractor first obtains the consent of such third party and enters into a separate confidentiality agreement with Company covering that disclosure. Contractor shall not represent to Company as being unrestricted any designs, plans, models, samples, or other writings or products that Contractor knows are covered by valid patent, copyright, or other form of intellectual property protection belonging to a third party.

7.6 Return of Confidential Information. Upon termination or expiration of the Agreement, or upon written request of Company, Contractor shall promptly return or destroy all documents, notes and other tangible materials representing Company’s Confidential information and all copies thereof; provided, however, that Contractor may retain a single archival copy of the Confidential Information for the sole purpose of facilitating compliance with the surviving provisions of this Agreement.

7.7 Injunctive Relief. The Parties expressly acknowledge and agree that any breach or threatened breach of this Section 7 by Contractor may cause immediate and irreparable harm to Company that may not be adequately compensated by damages. Each Party therefore agrees that in the event of such breach or threatened breach by Contractor, and in addition to any remedies available at law, Company shall have the right to secure equitable and injunctive relief, without bond, in connection with such a breach or threatened breach.

8. REPRESENTATIONS AND WARRANTIES

8.1 Due Authorization. Each Party represents and warrants that (a) it has the full power and authority to enter into this Agreement, (b) this Agreement has been duly authorized, and (c) this Agreement is binding upon it.

8.2 No Inconsistent Obligations or Constraints upon Contractor. Contractor represents and warrants that (a) it is qualified and permitted to enter into this Agreement; (b) the terms of the Agreement are not inconsistent with its other contractual arrangements; (c) it has the right to grant all licenses granted to Company in this Agreement; (d) Company may freely use, practice, reproduce, distribute, make and sell all advice, data, information, inventions, works of authorship or know-how that Contractor conveys or provides to Company hereunder, in the form

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

9.

of a Deliverable or otherwise, without restriction and without infringing or misappropriating any third party Intellectual Property or other rights; and (e) it shall perform the Services in accordance with the highest standards of care and diligence practiced by recognized firms in providing services of a similar nature.

8.3 No Pending Litigation. Contractor represents and warrants that it is not currently involved in any litigation, and is unaware of any pending litigation proceedings, relating to Contractor’s performance of services for any third party.

8.4 No Debarred Person. Contractor represents and warrants that it will not employ, contract with, or retain any person directly or indirectly to perform the Services under this Agreement if such person is under investigation by the FDA for debarment or is presently debarred by the FDA pursuant to the Generic Drug Enforcement Act of 1992, as amended (21 U.S.C. § 301, et seq.). In addition, Contractor represents and warrants that it has not engaged in any conduct or activity that could lead to any such debarment actions. If during the Term, Contractor or any person employed or retained by it to perform the Services (i) comes under investigation by the FDA for a debarment action, (ii) is debarred, or (iii) engages in any conduct or activity that could lead to debarment, Contractor shall immediately notify Company of same.

8.5 No Infringement. Contractor represents and warrants that it will not, in the course of conducting the Services, infringe or misappropriate, and that neither the Deliverables nor any element thereof will infringe or misappropriate, any intellectual property right of any third party.

8.6 Deliverables. Contractor warrants that the Services performed and the Deliverables will fully conform to the Specifications, requirements, and other terms in the applicable Statement of Work and this Agreement. In the event of a breach of this warranty, without limiting any other rights or remedies Company may have, Contractor will promptly re-perform the nonconforming Services at no additional charge to Company. If the breach has not been fully cured within thirty (30) days after Contractor received notice thereof (or such longer period of time as Company may, in its discretion, give Contractor to cure the breach, by written notice to Contractor), Contractor will refund all fees previously paid to Contractor under the applicable Statement of Work, which will automatically terminate upon the expiration of such thirty (30)-day period.

8.7 Warranty Disclaimer. EXCEPT AS EXPLICITLY SET FORTH IN THIS SECTION 8, EACH PARTY HEREBY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABIUTY AND FITNESS FOR A PARTICULAR PURPOSE.

9. INSURANCE. Contractor, at its sole cost and expense, shall secure and maintain in full force and effect throughout the performance of the Services and for five (5) years thereafter, (i) Workers’ Compensation insurance with coverage in accordance with statutory limits, and (ii) Commercial General Liability insurance, including blanket contractual liability with limits of not less than [*]. Certificates evidencing such insurance shall be made available for examination upon request by Company.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

10.

10. INDEMNIFICATION; LIMITATION OF LIABILITY

10.1 By Contractor. Contractor shall indemnify, defend and hold harmless Company and its affiliates and their respective directors, officers, employees, and agents (the “Company Indemnitees”) from and against any and all costs, expenses, liabilities, damages, losses and harm (including reasonable legal expenses and attorneys’ fees) arising out of or resulting from any third party suits, claims, actions, or demands (collectively, “Claims”) to the extent resulting from or caused by: (a) Contractor’s performance of the Services; (b) the infringement or misappropriation by any Deliverable of any third party Intellectual Property (except to the extent caused solely by the Materials); (c) the negligence, recklessness or willful misconduct of Contractor or its officers, directors, employees, or agents; or (d) Contractor’s breach of its obligations, warranties, or representations under this Agreement, except in each case to the extent that a Claim arises out of or results from the negligence, recklessness or willful misconduct of any Company Indemnitee or Company’s breach of its obligations, warranties, or representations under this Agreement.

10.2 By Company. Company shall indemnify, defend and hold harmless Contractor and its directors, officers, employees, and agents (the “Contractor Indemnitees”) from and against any and all Claims to the extent resulting from or caused by: (a) the negligence, recklessness or willful misconduct of any Company Indemnitee; or (b) Company’s breach of its obligations, warranties or representations under this Agreement, except in each case to the extent that a Claim arises out of or results from the negligence, recklessness or willful misconduct of any Contractor Indemnitee or Contractor’s breach of its obligations, warranties, or representations under this Agreement.

10.3 Indemnification Conditions and Procedures. Each Party’s agreement to indemnify, defend and hold harmless the other Party is conditioned on the indemnified Party: (i) providing written notice to the indemnifying Party of any claim or demand for which is it seeking indemnification hereunder promptly after the indemnified Party has knowledge of such claim; (ii) permitting the indemnifying party to assume full responsibility to investigate, prepare for and defend against any such claim or demand, except that the indemnified Party may cooperate in the defense at its expense using its own counsel; (iii) assisting the indemnifying Party, at the indemnifying Party’s reasonable expense, in the investigation of, preparing for and defense of any such claim or demand; and (iv) not compromising or settling such claim or demand without the indemnifying Patty’s written consent.

10.4 Limitation of Liability. EXCEPT FOR DAMAGES AVAILABLE FOR BREACHES OF CONFIDENTIALITY OBLIGATIONS UNDER SECTION 7 AND THE INDEMNIFICATION RIGHTS AND OBLIGATIONS UNDER SECTION 10, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR INDIRECT DAMAGES ARISING FROM OR RELATING TO ANY BREACII OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

11.

11. TERM AND TERMINATION

11.1 Term. The term of this Agreement (the “Term”) shall commence on the Effective Date and continue thereafter until terminated in accordance with this Section 11.

11.2 Termination by Company. Company may terminate this Agreement or any Statement of Work at any time with or without cause for its convenience, effective upon thirty (30) days notice to Contractor. In addition, Company may terminate this Agreement or any Statement of Work immediately upon written notice to Contractor if Contractor breaches this Agreement or the Statement of Work, as the case may be, and does not fully cure the breach to Company’s satisfaction within thirty (30) days after Company gives notice of the breach to Contractor.

11.3 Effects of Termination

11.3.1 Survival. Sections 1, 2.10, 3, 5.1, 6, 7, 9, 10 (solely to the extent the Claims can be attributed to action or omission during the Term), 11.3 and 12 shall survive any termination or expiration of this Agreement. Termination or expiration of this Agreement shall not affect either Party’s liability for any breach of this Agreement it may have committed before such expiration or termination.

11.3.2 Return of Company Property. Upon termination of this Agreement, Contractor shall return or destroy the Materials, and return to Company the Confidential information, as set forth in Sections 2.10 and 7.6. In addition, Contractor shall deliver to Company, or destroy at Company’s request, the Deliverables (in whatever stage of development or completion).

11.3.3 Compensation. Upon termination of this Agreement or a Statement of Work by Company without cause for its convenience, unless the applicable Statement of Work expressly provides otherwise, Company will pay Contractor fees on a proportional basis as set forth in the applicable Statement of Work for Services that are in progress as of the effective date of such termination and reimburse Contractor for related Expenses incurred by Contractor before the effective date of such termination.

12. GENERAL PROVISIONS

12.1 Governing Law; Venue. This Agreement is governed by the laws of the State of California without reference to any conflict of laws principles that would require the application of the laws of any other jurisdiction. The United Nations Convention on Contracts for the International Sale of Goods does not apply to this Agreement. Contractor irrevocably consents to the personal jurisdiction of the state and federal courts located in San Mateo County, California for any suit or action arising from or related to this Agreement, and waives any right Contractor may have to object to the venue of such courts. Contractor further agrees that these courts will have exclusive jurisdiction over any such suit or action initiated by Contractor against Company.

12.2 Severability. If any provision of this Agreement is, for any reason, held to be invalid or unenforceable, the other provisions of this Agreement will be unimpaired and the invalid or unenforceable provision will be deemed modified so that it is valid and enforceable to the maximum extent permitted by law.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

12.

12.3 No Assignment. This Agreement and Contractor’s rights and obligations under this Agreement may not be assigned, delegated, or otherwise transferred, in whole or in part, by operation of law or otherwise, by Contractor without Company’s express prior written consent; provided, however, that Contractor may assign its rights or delegate its obligations under this Agreement without such consent to (i) its affiliate or subsidiary or (ii) its successor in interest in connection with any merger, consolidation, or sale of all or substantially all of the assets of Contractor. Company may assign this Agreement or any of its rights under this Agreement to any third party without Contractor’s consent. In the case of any permitted assignment or transfer of or under this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the successors, executors, heirs, representatives, administrators and assigns of the Parties hereto. Any attempted assignment, delegation, or transfer in violation of the foregoing will be null and void.

12.4 Notices. Each Party must deliver all notices, consents, and approvals required or permitted under this Agreement in writing to the other Party at the address specified below, by personal delivery, by certified or registered mail (postage prepaid and return receipt requested), by a nationally-recognized overnight carrier, or by facsimile transmission with electronic confirmation of transmission. Notice will be effective upon receipt or refusal of delivery. Each Party may change its address for receipt of notice by giving notice of such change to the other Party.

If to Company:	Intersect ENT, Inc. l555 Adams Drive Menlo Park, CA 94025 Attention: Xiaoyi Hu Email: xhu@intersectent.com

If to Contractor:	Polymer Solutions, Inc. 2903-C Commerce Street Blacksburg, Virginia 24060 George Cheynet George.cheynet@polymersolutions.com

12.5 Remedies. The rights and remedies provided to each Party in this Agreement are cumulative and in addition to any other rights and remedies available to such Party at law or in equity.

12.6 No Insider Trading. Contractor acknowledges that Company is a publicly traded company and that, in the course of performance under this Agreement, Contactor may learn of material, non-public information regarding Company. Contractor understands that federal and state securities laws prohibit employees of Contractor from purchasing or selling Company securities while in possession of any such information and from disclosing such information to others.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

13.

12.7 Construction. Section headings are included in this Agreement merely for convenience of reference; they are not to be considered part of this Agreement or used in the interpretation of this Agreement. No rule of strict construction will be applied in the interpretation or construction of this Agreement.

12.8 Waiver. All waivers must be in writing and signed by the Party to be charged. Any waiver or failure to enforce any provision of this Agreement on one occasion will not be deemed a waiver of any other provision or of such provision on any other occasion.

12.9 Time Is of the Essence. Time is of the essence in the performance of the Services and Contractor’s other obligations under this Agreement.

12.10 Entire Agreement; Amendments. This Agreement, including the Statements of Work hereunder, is the final, complete, and exclusive agreement of the Parties with respect to the subject matter hereof and supersedes and merges all prior or contemporaneous communications and understandings between the Parties. No modification of or amendment to this Agreement will be effective unless in writing and signed by the Party to be charged.

12.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute together the same instrument.

Signature Page to Follow

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

14.

IN WITNESS WHEREOF, the Parties have executed this Master Services Agreement as of the Effective Date.

INTERSECT ENT, INC.		POLYMER SOLUTIONS, INC.
(“CONTRACTOR”)

Signed:	/s/ R. K.	Signed:	/s/ George Cheynet
Name:	Richard Kaufman	Name:	George Cheynet
Title:	Chief Operating Officer	Title:	Director of Sales

Signature Page to Master Services Agreement

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT A

ANALYTICAL TESTING SERVICES

Standard pricing for common tests performed for Intersect ENT are shown below. Prices for less common tests are not listed due to the number of test methods available, but will be those listed on the Polymer Solutions Incorporated Internal Price List.

Standard Prices for Common Tests
[*]
• [*]	[*]
• [*]	[*]
[*]	[*]
[*]	[*]

Turnaround times are based on the date of receipt of payment information and samples. This will be based on project complexity and are as follows:

•	[*] Testing: [*]

•	[*] Testing: [*]

•	Turnaround time for product development testing will target [*]; however, more complex testing and validation projects will depend on the scope of the project.

Points of Contact

For Company:

Xiaoyi Hu

1555 Adams Drive

Menlo Park Ca 94025

650-641-2111

xhu@intersectent.com

For Contractor:

George Cheynet

2903-C Commerce Street

Blacks burg, Virginia 24060

540-961-4300

George.cheynet@polymersolutions.com

Discount Schedule:

Contractor will invoice Company only for the Services actually rendered and the expenses actually incurred. Payments shall be due thirty (30) days following Company’s receipt of invoice.

Quarterly Purchases	Discount for following Quarter
>$[*]	[*]%
>$[*]	[*]%
>$[*]	[*]%
>$[*]	[*]%

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT A “CONTINUED” ANALYTICAL

TESTING SERVICES “CONTINUED”

Discounts would be applied to standard pricing in the following quarter. The first quarter of this agreement would be initiated on [*] at a discounted rate of [*]%. Implementation of the discount for new quarters would occur on the following dates:

•	[*]

Term

The term of this Statement of Work will begin on April 9, 2014 and shall terminate on April 2, 2016.

ALL ITEMS ARE PROVIDED “AS IS”, AND COMPANY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES, WHETHER IMPLIED, EXPRESS, OR STATUTORY, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, NONINFRINGEMENT, ACCURACY AND QUIET ENJOYMENT.

Intersect Ent, Inc.		Polymer Solutions (“Contractor”)

Signed:	/s/ R. K.	Signed:	/s/ George Cheynet
Name:	Richard Kaufman	Name:	George Cheynet
Title:	Chief Operating Officer	Title:	Director of Sales
Dated:	4/11/14	Dated:	4/09/2014

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

A-2